HEI Exhibit 10.10(c)

AMENDMENT NO. 1 TO JANUARY 1, 2009, RESTATEMENT OF THE
HAWAIIAN ELECTRIC INDUSTRIES, INC.
EXCESS PAY PLAN

The following amendments are made to the Hawaiian Electric Industries, Inc. Excess Pay Plan (the “Plan”), which was restated effective January 1, 2009, to comply with final regulations under Section 409A of the Internal Revenue Code of 1986, as amended, (the “Code”).

1.         Effective January 1, 2011, the following is added to the end of Section 4.1(a):

For purposes of determining a Participant’s Excess Pay Plan benefit, the amount that would be payable under the Retirement Plan shall be calculated by including in the Participant’s “Compensation,” as defined in the Retirement Plan, any base salary deferred by the Participant under the Hawaiian Electric Industries Deferred Compensation Plan.  Any base salary deferred by a Participant shall be included in the Participant’s “Compensation” in the year and month deferred.

2.         In 2009, the Hawaiian Electric Industries, Inc. Pension Investment Committee amended the 24-month cost-of-living adjustment (“COLA”) in the Retirement Plan to provide a 12-month COLA that was actuarially equivalent to the historical 24-month COLA.  The amendment to the Retirement Plan was made solely to comply with final regulations under Section 401(a)(9) of the Code.  Since Section 401(a)(9) of the Code is not applicable to the Excess Pay Plan and since a change from a 24-month COLA to a 12-month COLA in the Excess Pay Plan would be an impermissible acceleration of Excess Pay Plan benefits under Section 409A of the Code, this amendment clarifies that that 24-month COLA continues to apply for purposes of the Excess Pay Plan.

3.         Except as modified herein, all the terms and provisions of the Excess Pay Plan, as amended, shall continue in full force and effect.

TO RECORD the adoption of this Amendment No. 1 to the Excess Pay Plan, Hawaiian Electric Industries, Inc. has executed this document December 13, 2010.

HAWAIIAN ELECTRIC INDUSTRIES, INC.

By	/s/ Chester A. Richardson
Its Senior Vice President – General Counsel, Secretary and Chief Administrative Officer